UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
GLOBAL REAL ESTATE OPPORTUNITY TRUST
(Exact name of registrant as specified in its charter)

Delaware	26-1406231
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
8400 East Crescent Parkway, Suite 600, Greenwood Village, Colorado 80111
(Address of principal executive offices) (Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-148241.
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Shares of beneficial interest	New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act: None

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.
     The shares (the “Shares”) to be registered hereunder are common shares of beneficial interest, no par value per Share, of Global Real Estate Opportunity Trust (the “Registrant”). A description of the Shares is contained under the heading “Description of Capital Structure” in the prospectus included in the Registrant’s registration statement on Form N-2, which registration statement was filed under the Securities Act of 1933 and the Investment Company Act of 1940 on December 21, 2007 (Registration Nos. 333-148241 and 811-22155, respectively), and amended on April, 30, 2008, September 17, 2008, September 24, 2008, February 25, 2009 and June 4, 2009. That description is incorporated herein by reference.
ITEM 2. EXHIBITS.
Not applicable.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

GLOBAL REAL ESTATE OPPORTUNITY TRUST
By:	/s/ ANDREW J. DUFFY
	Name:	Andrew J. Duffy
	Title:	President

Date: July 17, 2009

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